Exhibit 10.15

AMENDMENT NO. 1 TO

AMENDED AND RESTATED RETAINED SHARE AGREEMENT

AND

AMENDED AND RESTATED MANAGEMENT SUBSCRIPTION AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED RETAINED SHARE AGREEMENT AND AMENDED AND RESTATED MANAGEMENT SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into by and among Vertis Holdings, Inc., formerly known as Big Flower Holdings Inc., a Delaware corporation (the “Company”), Thomas H. Lee Equity Fund IV, L.P. (the “Sponsor”) and Donald E. Roland (the “Executive”), an employee and shareholder of the Company.

WHEREAS, the Company, the Sponsor and the Executive are parties to that certain Amended and Restated Retained Share Agreement and that certain Amended and Restated Management Subscription Agreement, each dated as of August 31, 2003 (each, a “Retained Equity Agreement” and, collectively, the “Retained Equity Agreements”);

WHEREAS, the Retained Equity Agreements provide that they may be amended only by a written instrument signed by the Company, the Sponsor and the Executive; and

WHEREAS, the Company, the Sponsor and the Executive desire to enter into this Agreement to amend the Retained Equity Agreements pursuant to and consistent with the provisions of that certain letter agreement, entered into coincident with this Agreement, between the Company, Vertis, Inc., which is a wholly-owned subsidiary of the Company (the Company and Vertis, Inc., collectively “Vertis”), and the Executive with respect to Executive’s transition to the position of Non-Executive Chairman of the Board of Directors of Vertis, Inc. (the “Letter Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Executive’s forfeiture of all shares of restricted stock subject to that certain Restricted Stock Agreement between the Company and the Executive dated effective as of May 20, 2004, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions. All capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth in the Retained Equity Agreements.

2.             Waiver of Call Right. The Retained Equity Agreements are hereby amended by deleting, in their entirety, Article V and Article VI under each Retained Equity Agreement.

3.             Extension of Tag-Along Rights. The Retained Equity Agreements are hereby amended by deleting, in its entirety, Section 7.2 under each Retained Equity Agreement.

4.             No Other Changes. Except as set forth in Sections 2 and 3 of this Agreement, the Retained Equity Agreements shall not be amended by this Agreement in any way and shall remain in full force and effect,

5.             Effective Time. This Agreement shall become effective at the same time that the Letter Agreement becomes effective. For the avoidance of doubt, in the event that the Executive shall revoke his execution of the Letter Agreement before it becomes effective, this Agreement shall be null and void and the Retained Equity Agreements shall remain in their original form without amendment.

6.            Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under Delaware’s principles of conflicts of law.

7.            Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

8.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed.

THE EXECUTIVE:

/s/ Donald E. Roland		4/10/2006
Donald E. Roland		Date

THE COMPANY:

Vertis Holdings, Inc.

By:	/s/ John V. Howard, Jr.	3/28/06
Name:	John V. Howard, Jr.	Date
Title:	Secretary

THE SPONSOR:

Thomas H. Lee Equity Fund IV, L.P.

By:	Anthony J. DiNovi	4/10/06
Name:	Anthony J. DiNovi	Date
Title:

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